Exhibit 99.1

Lexaria Announces 2018 AGM Results and Corporate Update

Kelowna, British Columbia – July 3, 2018 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”) announces the results of the 2018 Annual General and Special Meeting. All motions were passed.

To Elect Directors	FOR	Percent	Against	Abstain or Withheld	Percent
Chris Bunka	15,759,626	99.42%	0	91,821	0.58%
John Docherty	15,759,654	99.42%	0	91,793	0.58%
Nick Baxter	15,762,247	99.44%	0	89,200	0.56%
Ted McKechnie	15,761,335	99.43%	0	90,112	0.57%
Appoint Auditors	39,226,013	99.79%	0	83,110	0.21%
Plan of Conversion	15,324,943	96.68%	526,504	0	3.32%
Other Business	15,756,580	99.40%	94,867	0	0.60%

Lexaria thanks its shareholders for their overwhelming support as the Company continues to make significant progress in pursuing its objectives.

Lexaria has recently been informed by tax experts that a certain class of shareholders may be adversely affected by punitive taxes upon the conversion of the Company from US-based to Canadian-based. As a result, the planned redomiciling from the USA to Canada has been placed on indefinite hold until such time as a solution to the inequitable tax treatment can be resolved. This may result in the plan of conversion taking place at a later time if a tax solution can eventually be realized, or not at all if equitable tax treatment cannot be obtained.

The previously announced corporate reorganization is proceeding on schedule and has been expanded. Lexaria is forming four new wholly-owned subsidiaries, one each for the pharmaceutical, nicotine, hemp, and cannabis industries. The division recognizing separate industry sectors is expected to greatly assist in their evolution and growth including but not limited to research and development and finance.

Lexaria’s large and growing intellectual property portfolio anchored by the DehydraTECHTM patented absorption technology will be utilized by each subsidiary with applications related to each particular industry sector.

About Lexaria
Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and has patents granted in the USA and in Australia for utilization of its DehydraTECHTM delivery technology. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.

www.lexariabioscience.com

For regular updates, connect with Lexaria on Twitter (https://twitter.com/lexariacorp)
and on Facebook https://www.facebook.com/lexariabioscience/

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Bioscience Corp.
Alex Blanchard, Communications Manager
(778) 796-1897
Or
NetworkNewsWire (NNW)
www.NetworkNewsWire.com

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements; or that results from any studies will be favorable or in any way support future business activities of any kind. Scientific R&D is often unpredictable and unanticipated results could emerge from any study and have a material impact. There is no assurance that any planned corporate activity, scientific study, R&D, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria Energy Foods, Ambarii, DehydraTECHTM technology and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.